Exhibit 4.7

CANADA/OFFSHORE

SUBSCRIPTION AGREEMENT FOR UNITS

INSTRUCTIONS: To properly complete this Subscription Agreement:

(1)      All subscribers must complete all boxes on these two face pages.)

(2)      All subscribers should return their completed documents by email or fax to the Corporation at nrusaw@transitiontherapeutics.com or 416-260-2886, Attention: N. Nicole Rusaw

This Subscription Agreement is comprised of 8 pages

TO:	Transition Therapeutics (the Corporation)

The undersigned (hereinafter referred to as the Subscriber) hereby irrevocably subscribes for and agrees to purchase the number of units of the Corporation (Units) set forth below for the aggregate subscription price set forth below (the Aggregate Subscription Price), representing a subscription price of US$5.32 per Unit, upon and subject to the terms and conditions set forth in "Terms and Conditions of Subscription for Units of Transition Therapeutics" attached hereto (together with the face pages and the attached Exhibits, the Subscription Agreement). Each Unit consists of (i) one common share in the capital of the Corporation (a Common Share) and (ii) 0.61 Common Share purchase warrant with a purchase price of US$7.10 per whole Warrant (a Warrant), with each whole Warrant entitling the holder thereof to purchase one Common Share for a period of twenty four months from the Closing Date (as defined herein).

Number of Units:
(Name of Subscriber - please print)

By:
(Authorized Signature)	Aggregate Subscription Price:
(No. of Units x US$5.32 per Unit)

(Official Capacity or Title - please print)

(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)

(Subscriber's Residential Address)

(Telephone Number)

(E-Mail Address)

Register the Units as set forth below:	Deliver the Units as set forth below:

(Name)	(Name)

(Account reference, if applicable)	(Account reference, if applicable)

(Address)	(Contact Name)

(Address)

CANADA/OFFSHORE

Subscriber's Present Holdings:

The Subscriber represents that securities of the Corporation presently owned (beneficially, directly or indirectly) by the Subscriber (or the Disclosed Beneficial Purchaser, if applicable) or over which the Subscriber (or the Disclosed Beneficial Purchaser, if applicable) exercises control or direction, are as follows (please indicate "nil" if you (or the Disclosed Beneficial Purchaser, if applicable) do not currently own or control any securities of the Corporation):

Type of Securities Presently Owned	Number or Amount

The Subscriber represents that the Subscriber is ☐ or is not ☐ (check one) an insider of the Corporation. An "insider" means: (a) a director or an officer of an issuer; (b) a director or an officer of a person that is itself an insider or a subsidiary of an issuer; (c) a person that has (i) beneficial ownership of, or control or direction over, directly or indirectly, or (ii) a combination of beneficial ownership of, and control or direction over, directly or indirectly, securities of an issuer carrying more than 10% of the voting rights attached to all the issuer's outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution; (d) an issuer that has purchased, redeemed or otherwise acquired a security of its own issue, for so long as it continues to hold that security; (e) a person designated as an insider in an order made under the Securities Act (British Columbia); or (f) a person that is in a prescribed class of persons;

The Subscriber represents that the Subscriber is ☐ or is not ☐ (check one) a promoter of the Corporation. A "promoter" means a person who (a) acting alone or in concert with one or more other persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, or (b) in connection with the founding, organization or substantial reorganization of the business of the issuer, directly or indirectly receives, in consideration of services or property or both, 10% or more of a class of the issuer's own securities or 10% or more of the proceeds from the sale of a class of the issuer's own securities of a particular issue, but does not include a person who (c) receives securities or proceeds referred to in paragraph (b) solely (i) as underwriting commissions, or (ii) in consideration for property, and (d) does not otherwise take part in founding, organizing or substantially reorganizing the business;

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

                                                                    , 2014.

TRANSITION THERAPEUTICS INC.	Subscription No.:

By:

2

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
UNITS OF TRANSITION THERAPEUTICS

Terms of the Offering

1.          The Subscriber acknowledges that this subscription is subject to rejection, acceptance or allotment by the Corporation in whole or in part.

2.          The Subscriber acknowledges that the Units subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of up to 3,195,487 Units at a subscription price of US$5.32 per Unit (the Offering) but that completion of the Offering is not subject to the Corporation receiving any minimum amount of subscriptions.

Representations and Warranties of the Corporation

3.	The Corporation hereby represents and warrants to the Subscriber (and acknowledges that the Subscriber is relying thereon) that:

(a)	the Corporation is a duly incorporated and validly subsisting corporation under the laws of its jurisdiction of incorporation and is duly registered to carry on business in each jurisdiction where such registration is necessary;

(b)	the Corporation has full corporate power and authority to execute, deliver and perform each of its obligations under this Subscription Agreement, including the issue of the Common Shares, the Warrants and the Common Shares issuable upon exercise of the Warrants (collectively, the Securities);

(c)	the Corporation is and will be at the Closing Time a “reporting issuer” as such term is defined under the Applicable Securities Laws (as defined below) in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Quebec (the Canadian Reporting Jurisdictions) and files reports with the U.S. Securities and Exchange Commission (the SEC and together with the Canadian Reporting Jurisdictions, the Reporting Jurisdictions) and is not and at the Closing Time will not be in default of any requirement in relation thereto. For purposes hereof the term Applicable Securities Laws means, collectively, all applicable securities legislation and the respective rules and regulation made thereunder, together with applicable published policy statements, instruments, orders and rulings of the securities regulatory authorities in the Reporting Jurisdictions;

(d)	the Common Shares of the Corporation are listed and posted for trading on the Toronto Stock Exchange (the TSX) under the symbol “TTH” and on The Nasdaq Stock Market (Nasdaq) under the symbol “TTHI”;

(e)	no order by any securities commission or similar regulatory body preventing, ceasing or suspending trading in any securities of the Corporation or prohibiting the issue and sale of securities by the Corporation has been issued which remains outstanding and no proceedings for such purposes have been instituted or, to the knowledge of the Corporation threatened;

(f)	except as disclosed in the Public Record (as defined below), there has been no material adverse effect on, or material adverse change in, or a group of such effects on or changes in (i) the assets, business, properties, prospects, operations, or financial condition of the Corporation and its subsidiaries, taken as a whole, or (ii) the ability of the Corporation to perform its obligations under this Agreement, since the date of the most recently restated audited financial statements (the “Financial Statements”) other than as has been disclosed in the forms, reports, schedules, statements, certifications, material change reports and other documents filed with the applicable securities regulatory authorities in the Reporting Jurisdictions in compliance or intended compliance with Applicable Securities Laws (such form, reports, schedules, statements, certifications, material change reports and other documents referred to in this Subsection as Public Record);

(g)	the Financial Statements were prepared in accordance with International Financial Reporting Standards consistently applied (except as otherwise stated therein or in the notes thereto) and fairly present in all material respects the financial condition of the Corporation and other entities covered thereby at the respective dates of such statements, and the results of their operations for the periods covered thereby, subject in the case of interim statements to normal year-end audit adjustments and the absence of footnotes thereto;

(h)	the Public Record did not contain any misrepresentation within the meaning of Applicable Securities Laws as of the respective dates of filing;

(i)	this Subscription Agreement, when accepted by the Corporation, will constitute a valid and binding obligation of the Corporation, enforceable in accordance with its terms;

(j)	the Common Shares and the Common Shares issuable upon the exercise of the Warrants, when issued in accordance with this Subscription Agreement will be duly and validly created, authorized and issued, and be fully paid and non-assessable shares in the capital of the Corporation;

(k)	the Corporation is not in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of this Subscription Agreements by the Corporation or any of the transactions contemplated thereby, does not and will not result in any breach of or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, any term or provision of the articles, by-laws or resolutions of shareholders or directors of the Corporation, or any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Corporation is a party or by which it is bound, or any law, judgment, decree, order, statute, rule or regulation applicable to the Corporation, which default or breach might reasonably be expected to materially adversely affect the business, operations, assets, capital or condition (financial or otherwise) of the Corporation; and

(l)	there are no actions, suits, proceedings or inquiries pending or threatened against or affecting the Corporation at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affects, or may in any way materially adversely affect, the business, operations, capital or condition (financial or otherwise) of the Corporation or its assets or which affects or may affect the distribution of the Units and the Corporation is not aware of any existing ground on which such action, suit, proceeding or inquiry might by commenced with any reasonable likelihood of success.

Representations, Warranties and Covenants of the Subscriber

4.          The Subscriber represents, warrants and covenants to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that both at the date hereof and at the Closing Time (as defined herein):

(a)	it has been independently advised as to restrictions with respect to trading in the Securities imposed by applicable securities laws, confirms that no representation (written or oral) has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities except in accordance with limited exemptions under applicable securities laws and regulatory policy until expiry of the applicable restricted period and compliance with the other requirements of applicable law; and it agrees that, in addition to any further legend which may be required by the Toronto Stock Exchange, any certificates representing the Common Shares, the Warrants and (if applicable) the Common Shares issuable upon exercise of the Warrants are to bear the following legend indicating that the resale of such securities is restricted:

"Unless permitted under securities legislation, the holder of this security must not trade the security before October 24, 2014."

and the Subscriber further acknowledges that it has been advised to consult its own legal counsel in its jurisdiction of residence for full particulars of the resale restrictions applicable to it; and

(b)	it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than an annual report, annual information form, interim report, information circular or any other continuous disclosure document, the content of which is prescribed by statute or regulation) describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Securities; and

(c)	it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display and the internet) with respect to the distribution of the Securities; and

(d)	it understands that the Securities are being offered for sale only on a "private placement" basis and that the sale and delivery of the Securities is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence (i) the Subscriber is restricted from using most of the civil remedies available under securities legislation, (ii) the Subscriber may not receive information that would otherwise be required to be provided to it under securities legislation, and (iii) the Corporation is relieved from certain obligations that would otherwise apply under securities legislation; and

(e)	if the Subscriber is resident in or otherwise subject to applicable securities laws in Canada, it is purchasing the Securities as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Securities, it is resident in the jurisdiction of Canada set out as the "Subscriber's Residential Address" on the face page hereof and it fully complies with one or more of the criteria set forth below:

(i)	it is resident in Ontario and is one of the following and the Subscriber has so indicated by it is one of the following and the Subscriber has so indicated by initialling next to the applicable paragraph below:

(I)	an employee, "executive officer", "director" or "consultant" (as such terms are defined in NI 45-106 and reproduced in Appendix A to Exhibit 1 of this Subscription Agreement) of the Corporation and participation in the distribution is "voluntary", meaning it is not induced to participate in the distribution by expectation of employment or continued employment with, appointment or continued appointment with, or engagement to provide services or continued engagement to provide services to, as applicable, the Corporation or a "related entity" (as such term is defined in NI 45-106 and reproduced in Appendix A to Exhibit 1 of this Subscription Agreement) or in the case of an employee to a consultant, expectation of employment or continued employment with such consultant; or
(II)	an employee, "executive officer", "director" or "consultant" of a "related entity" (as such terms are defined in NI 45-106 and reproduced in Appendix A to Exhibit 1 of this Subscription Agreement) of the Corporation and participation in the trade is voluntary (as defined above); or
(III)	a "permitted assign" (as such term is defined in NI 45-106 and reproduced in Appendix A to Exhibit 1 of this Subscription Agreement) of a person referred to in paragraphs (I) or (II) and participation in the trade is voluntary (as defined above); and

(f)	it acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities; and

(ii)	there is no government or other insurance covering the Securities; and

(iii)	there are risks associated with the purchase of the Securities; and

(iv)	there are restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities; and

(v)	the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta), the Securities Act (British Columbia) and the Securities Act (Ontario) and other applicable securities laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta), the Securities Act (British Columbia) and the Securities Act (Ontario) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(vi)	the certificate representing the Securities will be endorsed with a legend stating that the Securities will be subject to restrictions on resale in accordance with applicable securities legislation; and

(g)	the Securities have not been offered to the Subscriber in the United States, and any person making the order to purchase the Securities and executing and delivering this Subscription Agreement was not in the United States when the order was placed and this Subscription Agreement was executed and delivered, unless such person is a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States signing on behalf of a discretionary account or similar account (other than an estate or trust) held for the benefit or account of a Disclosed Beneficial Purchaser which is not in the United States or a U.S. Person (as described below); and

(h)	it is not a U.S. Person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the U.S. Securities Act), which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Securities on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person; and

(i)	it is aware that the Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state and that these securities may not be offered or sold in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration and the applicable laws of all applicable states and acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Securities; and

(j)	it undertakes and agrees that it will not offer or sell any of the Securities in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Securities, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules; and

(k)	it has not purchased the Securities as a result of any form of directed selling efforts in the United States, as such term is defined in Regulation S under the U.S. Securities Act; and

(l)	it understands and acknowledges that the Corporation (i) is under no obligation to be or to remain a "foreign issuer", as such term is defined in the U.S. Securities Act, (ii) may not, at the time the Subscriber sells the Securities or at any other time, be a foreign issuer, and (iii) may engage in one or more transactions that could cause the Corporation not to be a foreign issuer; and

(m)	if it is not an individual, it pre-existed the offering of the Securities and has a bona fide business purpose other than the investment in the Securities and was not created, formed or established solely or primarily to acquire securities, or to permit purchases of securities without a prospectus, in reliance on an exemption from the prospectus requirements of applicable securities legislation; and

(n)	if it is a corporation, partnership, trust, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, trustees, fiduciaries, shareholders, partners, stakeholders, holders of voting securities or otherwise have been given and obtained; and

(o)	if it is an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto; and

(p)	the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of such person's constating documents, or any agreement to which such person is a party or by which it is bound; and

(q)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(r)	it has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Securities and is able to, and agrees to, bear the economic risk of loss of its investment or, where it is not purchasing as principal, each beneficial purchaser is able to, and agrees to, bear the economic risk of loss of its investment; and

(s)	except for the representations and warranties made by the Corporation herein, it has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation; and

(t)	acknowledges that the Corporation's counsel is acting as counsel to the Corporation and not as counsel to the Subscriber; and

(u)	if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Securities including, without limitation: (A) this Subscription Agreement; (B) if the Subscriber, or if applicable, the Disclosed Beneficial Purchaser, is an accredited investor, a Representation Letter in the form attached as Exhibit 1 hereto; (C) if the Subscriber, or if applicable, the Disclosed Beneficial Purchaser, is a resident of Saskatchewan and is purchasing Units pursuant to paragraph Error! Reference source not found. and has initialled paragraph (IV), (V), (VI), (VIII) or (IX) thereunder, a fully executed and completed Risk Acknowledgment Form in the form of Exhibit 3 hereto; and (D) if the Subscriber, or if applicable, the Disclosed Beneficial Purchaser, is resident outside of Canada, a Representation Letter in the form attached as Exhibit 2 hereto; and

(v)	the acquisition of the Securities hereunder by the Subscriber will not result in the Subscriber (or any such person) becoming a "control person" in respect of the Corporation, as defined under applicable securities laws; and

(w)	no person has made to the Subscriber any written or oral representations (i) that any person will resell or repurchase the Securities (except in accordance with the articles of the Corporation), or (ii) that any person will refund the purchase price of the Securities, or (iii) as to the future price or value of the Securities; and

(x)	the Aggregate Subscription Price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the PCMLA) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLA; and to the best of its knowledge (i) none of the subscription funds to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith; and

(y)	the Subscriber has been encouraged to obtain independent legal, income tax and investment advice with respect to this subscription for Shares and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement.

Closing

5.         The Subscriber agrees to deliver by email or fax to the Corporation at nrusaw@transitiontherapeutics.com or 416-260-2886, Attention: N. Nicole Rusaw: (a) this duly completed and executed Subscription Agreement; and (b) fully executed and completed Representation Letters in the forms of Exhibits 1 and 2 attached hereto on or before the date of the public announcement of the Offering by the Corporation.

6.         The Subscriber agrees to wire (pursuant to the instructions below) to the Corporation no later than 5:00 p.m. (Toronto time) on the day that is two business days before the Closing Date (as defined below) the Aggregate Subscription Price or to make payment of the Aggregate Subscription Price in such other manner as is acceptable to the Corporation.. If this Subscription Agreement is rejected in whole or in part, the Subscriber acknowledges that the unused portion of the Aggregate Subscription Price will be promptly returned to it without interest. For the purposes hereof, "business day" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks in Toronto, Ontario are not open for business. The wire instructions are as follows:

WIRE INSTRUCTIONS (Incoming US$ wires):

Beneficiary: Transition Therapeutics Inc.

Beneficiary Address: 101 College St., Suite 220, Toronto, ON., M5G 6X5

Beneficiary Bank: RBC Royal Bank

Bank Address: 6880 Financial Dr., Mississauga, Ontario L5N 7Y5

Account #:4006144

Branch #/Transit: 03212

Bank #: 003

SWIFT Code: ROYCCAT2

Currency: USD

Intermediary/Correspondent Bank: JP Morgan Chase

SWFIT Code: CHASUS33

ABA #: 021000021

7.         The sale of the Units pursuant to this Subscription Agreement will be completed at the offices of Norton Rose Fulbright Canada llp, the Corporation's counsel, in Calgary, Alberta at 8:30 a.m. (Toronto time) or such other time as is established by the Corporation (the Closing Time) on June 23, 2014 or such other date as is established by the Corporation (the Closing Date). At the Closing Time, the Subscriber shall have delivered to the Corporation this Subscription Agreement and the Aggregate Subscription Price against delivery by the Corporation of the certificates representing the Common Shares and the Warrants.

8.         The Corporation shall be entitled to rely on an executed copy of this Subscription Agreement delivered via facsimile or electronically (including e-mail), and acceptance by the Corporation of such executed copy of this Subscription Agreement shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document. If less than a complete copy of this Subscription Agreement is delivered to the Corporation at the Closing Time, the Corporation shall be entitled to assume that the Subscriber accepts and agrees with all of the terms and conditions of this Subscription Agreement on the pages not delivered at the Closing Time unaltered.

General

9.         The Subscriber, on its own behalf and (if applicable) on behalf of others for whom it is contracting hereunder, agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the Subscriber's execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Securities. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and its counsel in determining the eligibility of a purchaser of Shares and the Subscriber agrees to indemnify and save harmless the Corporation and its affiliates, shareholders, directors, officers, employees, counsel and agents against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation at 101 College St., Suite 220, Toronto, ON., M5G 1L7, Attention: N. Nicole Rusaw, Telephone: 416-260-7770 x202; Email: nrusaw@transitiontherapeutics.com, of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

10.       The obligations of the parties hereunder are subject to acceptance of the terms of the Offering by the TSX and any other required regulatory approvals.

11.       The Subscriber acknowledges that this Subscription Agreement and the Exhibits hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber's eligibility to purchase the Securities under applicable securities laws, preparing and registering certificates representing the Securities to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber's personal information will be included in closing books prepared in connection with the Offering and may be disclosed by the Corporation to: (i) stock exchanges and/or securities regulatory authorities (including the OSC and BCSC, as defined below); (ii) the Corporation's registrar and transfer agent; (iii) Canadian tax authorities; (iv) any of the other parties involved in the Offering, including legal counsel; and (v) other parties subsequent to the Offering, including legal counsel, reviewing closing books prepared in connection with the Offering. By executing this Subscription Agreement, the Subscriber (on its own behalf and on behalf of any Disclosed Beneficial Purchaser for whom it is contracting hereunder):

(a)	consents to the foregoing collection, use and disclosure of the Subscriber's personal information;

(b)	consents to the filing of copies or originals of any of the Subscriber's documents delivered in connection with this Subscription Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby and expressly consents to the collection, use and disclosure of the Subscriber's personal information by the Toronto Stock Exchange for the purposes identified by such exchange, from time to time;

(c)	acknowledges that it has been notified by the Corporation (i) of the requirement to deliver to the Ontario Securities Commission (the OSC) the full name, residential address and telephone number of the purchaser of the securities, the number and type of securities purchased, the total purchase price, the exemption relied upon and the date of distribution; (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation; (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (iv) that the Administrative Support Clerk can be contacted at Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, or at (416) 593-3684, and can answer any questions about the OSC's indirect collection of this information; and

(d)	acknowledges that it has been notified by the Corporation that the following information concerning the Subscriber required to be delivered to the British Columbia Securities Commission (the BCSC) will be made public: (i) if the Subscriber is an individual, the full name of the Subscriber, whether or not the Subscriber is an insider of the Corporation or a registrant, the number and type of Shares purchased and the total purchase price paid pursuant to the Offering; or (ii) if the Subscriber is not an individual, the full name, address and telephone number of a contact person of the Subscriber, whether or not the Subscriber is an insider of the Corporation or a registrant, the number and type of Shares purchased and the total purchase price paid pursuant to the Offering.

12.        The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any counsel retained by the Subscriber) relating to the sale of the Securities to the Subscriber shall be borne by the Subscriber.

13.        The contract arising out of this Subscription Agreement and all documents relating thereto is governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Ontario.

14.        Time is of the essence hereof.

15.       This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

16.        The terms and provisions of this Subscription Agreement are binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for as otherwise herein provided, this Subscription Agreement is not assignable by any party hereto without prior written consent of the other parties.

17.        The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

18.        Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

19.       The invalidity, illegality or unenforceability of any provision of this Subscription Agreement does not affect the validity, legality or enforceability of any other provision hereof.

20.       The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

21.        The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

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